Exhibit 99.2

Cleantech Solutions International Enters into Exclusivity Agreement with 3D Discovery
Co. Limited for Potential Acquisition and Development of Interactive Virtual Tour Mobile App

Hong Kong – October 12, 2017 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT) today announced that its wholly-owned subsidiary, Sharing Economy Investment Limited (“SEI”), has entered into an exclusivity agreement with 3D Discovery Co. Limited (“3D Discovery”), regarding a potential acquisition by SEI of not less than 51% of 3D Discovery.

3D Discovery develops an interactive virtual tour technology which allows users to create interactive virtual spaces where people can get a first-hand experience of a physical place. Users can immerse themselves in these interactive virtual spaces as if they were there in person. “Our 3D scanning and modeling solution is already being used some of the world’s major property agencies,” said Michael Ho, co-founder of 3D Discovery. “By helping users walk through property interiors without spending valuable time traveling to different locations, users can shortlist their top property choices using online interactive virtual tours without actually going there.”

“We are excited about 3D Discovery’s scanning and modeling technology, which will allow everyone with a smartphone to create interactive virtual spaces,” said Parkson Yip, COO of Cleantech Solutions. “This low-cost, automated and easy-to-use marketing tool can serve a broad range of industries, including property management, hospitality, tourism and event venues, among others. We believe this will be a revolutionary technology that makes creating 3D virtual spaces as simple as taking photos.”

About Cleantech Solutions International

Cleantech Solutions, through its affiliated companies, designs, manufactures and distributes a line of proprietary high and low temperature dyeing and finishing machinery to the textile industry.  The Company's latest business initiatives are focused on targeting the technology and global sharing economy markets, by developing online platforms and rental business partnerships that will drive the global development of sharing through economical rental business models.

About 3D Discovery Co. Limited

3D Discovery is a digital marketing services provider which provide various solution such as 3D scanning and modeling, website and mobile app development, video production, graphic design, etc. to its clients. Apart from existing business, 3D Discovery is going to develop a mobile app which allows users to create an interactive virtual tour of a physical space by using a mobile phone camera.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies and certain potential transactions that they may enter into. These forward looking statements are often identified by the use of forward looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2016 and in our Form 10-Q for the quarter ended June 30, 2017. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Parkson Yip, COO

E-mail: parkson.yip@cleantechsolutionsinternational.com

+852-31060372

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

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